EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form  S-3  (No.  33-85224,  No.  333-22283,  No.  333-43323,  No.
333-64539,  No. 333-73255,  No. 333-49276,  No.  333-92258,  No. 333-98743,  No.
333-103966 and No. 333-119172) of CIT Group Inc. of our report dated March 4, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 7, 2005